                                 EXHIBIT 3(A)(3)

                  CONSULTING AGREEMENT DATED SEPTEMBER 24, 1997
               BY AND BETWEEN LASERMEDIA AND ALUDRA SOFTWARE INC.









                                    3(a)(3)-1

                              CONSULTING AGREEMENT


         THIS AGREEMENT made in duplicate this 24th day of September, 1997 between Aludra Software Inc. (the "CONSULTANT") and Lasermedia (the "CLIENT").

         In consideration that the Consultant and the Client hereby covenant and agree, each with the other, as follows:

         1.       SERVICES RETAINED.

                  1.1 DESCRIPTION. The Client retains the professional services of the Consultant to perform certain tasks, to be determined from time to time, in connection with the development of computer software products

                  1.2 MODIFICATIONS. Any modifications to the present agreement and its effect on the fees and other terms and conditions shall be described in Schedule "A" hereto which shall form part of the present agreement. Any modification shall be approved in writing by the Client prior to its inception and execution.

         2.       INDEPENDENT CONTRACTOR.

                  2.1 Nothing contained in this agreement and the relationship created between the parties hereby shall, directly or indirectly, constitute the Consultant as agent or servant of the Client and further, nothing herein shall operate or be construed to relieve the Consultant of any duties or obligations imposed upon it as an independent contractor.

                  2.2 Furthermore, the Consultant hereby agrees that any authorized representative of the Client shall at all reasonable times have access to the plan and premises where the work being performed under this agreement is located and may make any tests or inspection of all working papers, materials and other work-in-progress as the authorized representative shall see fit to perform.

         3. FEES AND EXPENSES. Consultant services will be invoiced on a monthly basis to the Client and payable the Client upon receipt of the invoice. Expenses and costs incurred by the Consultant in the execution of this agreement shall be preauthorized by the Client, invoiced at cost and supported by the usual documentation.

         4. PERSONNEL. The Consultant shall execute this agreement on a best effort basis. The Consultant shall provide the services of qualified personnel of its choice. The Consultant retains the right to appoint and to replace such personnel at the Consultant's discretion.



                                    3(a)(3)-2

         7. SECURITY. The Consultant agrees that its personnel, when using the Client's premises, will comply with all security regulations in force at those premises.

         8. PROFESSIONAL RESPONSIBILITY. The parties agree that the professional responsibility of the Consultant under this agreement shall be limited to direct and actual money damages effectively incurred by the Client; the liability of the Consultant hereunder shall not in the aggregate exceed the total fees paid to the Consultant for services rendered under this agreement, regardless of the number of claims.

         In no event shall the Consultant be liable for special, direct or consequential damages or both, even if the Consultant has been notified of the possibility of these damages being incurred. The Client waives any claim and recourse against the Consultant in these instances.

         The Client further agrees that the Consultant will not be liable for any loss of profits nor for any claim against the Client made by any third party. The Client waives any claim and recourse against the Consultant in these instances.

         9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to all matters herein contained, and its execution has not been induced by, nor do any of the parties hereto rely upon or regard as material, any representations or writings whatsoever not incorporated herein and made a part hereof. This Agreement shall not be amended, altered or qualified except by an instrument in writing, signed by all the parties hereto and any amendments, alterations or qualifications hereof shall not be binding upon or affect the rights of any party who has not given its consent in writing.

         10. HEADINGS. The division of this Agreement into sections and the use of headings are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

         11. SEVERABILITY. In the event that any of the provisions herein contained shall be held unenforceable or declared invalid for any reason whatsoever, such enforceability or invalidity shall not affect the enforceability or validity of the remaining provisions of this Agreement and such unenforceable or invalid portion shall be severable from the remainder of the Agreement.

         12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada in force therein and any court of competent jurisdiction in Ontario shall have jurisdiction to adjudicate any matter arising out of this Agreement.

         13. NOTICES. All notices, requests, demands or communications made pursuant to the terms hereof or required or permitted to be given by one party to another shall be given in writing



                                    3(a)(3)-3
by personal delivery or by registered mail, postage prepaid or by electronic means of communication, addressed to such other party or delivered to such other party as follows:

 to the Client at:                           Lasermedia
                                             11 Charlotte Street
                                             Toronto, Ontario  M5V 2H5
                                             Attention:  Chief Financial Officer
                                             Facsimile:  (416) 977-7353

 to the Consultant at:                       Aludra Software Inc.
                                             3701 Chesswood Avenue, Suite 215
                                             Downsview, Ontario  M3J 2P6
                                             Facsimile:  (416) 638-3252

or at such other address or electronic communication number as may be given by any of them to the other from time to time and such notices, requests, demands or other communications shall be deemed to have been received when delivered, or, if mailed, three (3) business days following the date of mailing thereof, provided that if any such notice, request, demand or other communication shall have been mailed and regular mail service shall be interrupted by strikes or other irregularities, such notices, requests, demands or other communications shall be deemed to have been received three (3) business days after the day following the resumption of normal service and if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the business day during which such normal business hours next occur if not given during such hours on any day. If the party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such demand, notice or other communication shall not be mailed but shall be given by personal delivery or by electronic communication.

         14. TIME OF THE ESSENCE. Time shall be of the essence.

         15. FURTHER ASSURANCES. The parties agree to sign such other instruments, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement.

         16. SUCCESSORS AND ASSIGNS. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         17. NON-WAIVER. No waiver by any party of any breach by any other party of any of its covenants, obligations and agreements hereunder shall be a waiver of any subsequent breach of any other covenant, obligation or agreement, nor shall any forbearance to seek a remedy for any breach by a waiver of any rights and remedies with respect to such or any subsequent breach.



                                    3(a)(3)-4

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date and year first above written.

SIGNED, SEALED AND DELIVERED        )
in the presence of                  )

                                           ALUDRA SOFTWARE INC.


                                           Per:
                                               ---------------------------------
                                                  Authorized Signing Officer


                                           LASERMEDIA


                                           Per:
                                               ---------------------------------
                                                  Authorized Signing Officer





                                    3(a)(3)-5

                                  SCHEDULE "A"









                                    3(a)(3)-6